Exhibit 99.1

MEN’S HEALTH NETWORK AND AUXILIUM PHARMACEUTICALS, INC. MARK MEN’S HEALTH MONTH WITH “ASK ABOUT THE CURVE™” COLLABORATION TO ENCOURAGE GREATER UNDERSTANDING OF PEYRONIE’S DISEASE

National Survey Reveals Gaps in Perceptions and Realities of Living with Peyronie’s Disease, as Experienced by Both Men and Their Partners

Washington, DC, and Chesterbrook, PA (June 11, 2013) – Men’s Health Network (“MHN”) and Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, have announced the launch of a new health awareness program called “Ask About the Curve” to provide information about Peyronie’s disease (PD) and to help empower men to have meaningful discussions about their condition with their partner and their healthcare provider.  PD is a condition, perhaps related to injury or inherited predispositions, in which collagen scar tissue often develops under the skin of the penis.  The scar tissue, known as a Peyronie’s plaque, can feel like a bump and cause the penis to curve or bend when erect.  This curvature deformity of the penis can be a devastating disorder that can impact sexual intercourse, erections and erection appearance, and can cause affected men to feel bothered, distressed, or embarrassed.

As June marks the beginning of Men’s Health Month, the results of a national opinion survey, supported by Auxilium, of 550 men with PD and their partners show the greater need for understanding of the condition from both perspectives.  Key findings of the survey reveal:

•                  Men and their partners experience personal distress related to Peyronie’s disease that for the most part does not appear to subside over time.  When asked to consider whether personal distress related to PD has changed from diagnosis to today, 88 percent of men indicated that it has remained the same or worsened.  78 percent of partners indicated that their personal distress has remained the same or worsened.

•                  There is a disparity between men and their partners when asked whether “functional” versus “psychological” aspects of Peyronie’s disease cause the most bother. When asked which aspects of PD bothered them the most, men with PD selected functional aspects, such as curvature of the erect penis and performance anxiety, while partners selected psychological effects associated with PD, such as avoidance of intimacy and lowered self-esteem.

•                  Peyronie’s disease is characterized variously among men with PD and their partners, but the majority rank-order three terms most frequently. Of both the men with PD and partners polled, the three most common terms used to describe PD were: “embarrassment,” “deformity” and “disease.”

•                  Men with Peyronie’s disease may bear the burden alone, despite their relationships with a partner and with a doctor. 42 percent of men with PD responded that they have not talked to their partner about their condition and 22 percent have not spoken with anybody about their condition.

“Despite the sensitive nature of Peyronie’s disease, MHN is approached more and more frequently about curved erections and the impact it has on men and their partners,” explained Ana Fadich, Vice President at MHN.  “This made us realize that men and their partners are looking for valuable information about Peyronie’s disease.  ‘Ask About the Curve’ is an excellent resource.”

Ask About the Curve is a program developed to help men start the conversation about Peyronie’s.  There are a number of resources available at http://askaboutthecurve.com/.  Visitors can learn more about Peyronie’s disease and its impact, hear from experts about how to deal with the condition and get advice on talking about Peyronie’s with a partner and their healthcare provider.

“Auxilium is truly excited to be collaborating with such a well-known leader in the field of men’s health to help men and their partners understand the condition and ultimately have meaningful conversations with their partners and their healthcare providers ,” added Adrian Adams, President and CEO of Auxilium.

For men with Peyronie’s disease, the impact goes beyond the physical symptoms and may include sexual, psychological, and social effects.  Every year, it is estimated at least 65,000 men are diagnosed with Peyronie’s disease in the U.S., although the actual incidence may be potentially underdiagnosed because men are embarrassed to seek help for their condition.

About Peyronie’s Disease

PD can affect men both physically and psychosocially.  The disorder can result in varying degrees of penile curvature deformity, disease bother, sexual dysfunction, emotional distress, loss of self-esteem and depression.  PD often involves the development of collagen plaque, or scar tissue, on the shaft of the penis that may harden and reduce flexibility, thus occasionally causing pain and bending or arcing of the penis during erection.  In addition to difficulty with sexual intercourse, PD is commonly associated with emotional distress, loss of self-esteem, disease bother and depression.  PD is a heterogeneous disease with an initial inflammatory component.  This inflammatory phase is poorly understood with a somewhat variable disease course and occasional spontaneous resolutions of not greater than 13%(1).  After 12-18 months of disease, the disease is reported to often develop into a more chronic, stable phase(1).  The estimated prevalence in adult men of PD has been reported to be approximately 5%(2); however the disease is thought to be underdiagnosed and undertreated(1).  Based on U.S. historical medical claims data, it is estimated that between 65,000 and 120,000 PD patients are diagnosed every year, but only 5,000 to 6,500 PD patients are treated with injectables or surgery annually(3).

(1)         L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

(2)         Bella A. Peyronie’s Disease J Sex Med 2007;4:1527—1538

(3)         SDI and data on file, Auxilium

About Men’s Health Network

Men’s Health Network, formed in 1992, is based in Washington, D.C. and led the efforts to sign National Men’s Health Week into law.  Men’s Health Network works with places of worship, workplaces, policymakers, government agencies, fatherhood initiatives, and health organizations across the country to raise awareness of men’s health.

Men’s Health Network (MHN) is a non-profit organization whose mission is to reach men, boys and their families where they live, work, play and pray with health prevention messages and tools, screening programs, educational materials, advocacy opportunities and patient navigation. With a network of chapters, affiliates, and health partners, MHN has a presence in every state and over 30 countries. Learn more about MHN at www.menshealthnetwork.org and follow MHN on Twitter @MensHlthNetwork.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism in the U.S., XIAFLEX® (collagenase clostridium histolyticum (CCH)) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S., and distributes XIAPEX® (the EU tradename for CCH) in the European Union through Pfizer Inc. under a transition services agreement until the applicable marketing authorizations are fully transferred to Auxilium.  GlaxoSmithKline LLC co-promotes Testim with Auxilium in the U.S.  Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium acquired Actient Holdings, Inc. on April 26, 2013 and an array of men’s health products and certain other products, including Testopel® for testosterone replacement therapy and Edex® for the treatment of erectile dysfunction.  Auxilium has three projects for CCH in clinical development.  Auxilium also has rights to pursue additional indications for CCH. For additional information, visit http://www.auxilium.com.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intention to work with the Men’s Health Network, and the prevalence of Peyronie’s disease. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, the performance of third-party service providers, decisions by regulatory authorities regarding whether or when to proceed to the next phase of clinical trials, general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors,” and in other public filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, as such Form 10-K was updated in Item 8.01 of the Current Report on Form 8-K filed on April 29, 2013, which are on file with the SEC and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

Contacts:

James E. Fickenscher/CFO

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

jfickenscher@auxilium.com

William Q. Sargent Jr./ VP IR

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

wsargent@auxilium.com

Ana Fadich

Men’s Health Network

(202) 543-6461

ana@menshealthnetwork.org

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